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                                                                    EXHIBIT 23.1


                     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report for each of the two years in the period ended September 30, 2000, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern on the consolidated financial statements of Pop N Go, Inc. and subsidiary, included in its previously filed Form 10-KSB for each of the two years in the period ended September 30, 2000.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 23, 2001